EXHIBIT 4.3

               SECOND AMENDMENT TO $155 MILLION CREDIT AGREEMENT

          THIS SECOND AMENDMENT TO THE $155 MILLION CREDIT AGREEMENT, dated as of September 22, 2000 (this "Amendment"), is made by and among Conseco, Inc., an
                             ---------
Indiana corporation (the "Company"), the various financial institutions
                          -------
signatory hereto (the "Banks") and The Chase Manhattan Bank, a New York banking
                       -----
corporation, individually and as administrative agent for the Banks (the
"Agent").
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                             W I T N E S S E T H:

          WHEREAS, the Company, the Banks and the Agent are party to that certain Senior Secured Revolving Credit Agreement, dated as of May 30, 2000 (the "Credit Agreement") and the Loan Documents referred to in the Credit Agreement;
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          WHEREAS, the Company and the Banks have agreed to amend the Credit Agreement on the terms and conditions herein set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.  Definitions. Capitalized terms used but not otherwise defined
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herein shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby).

          2.  Certain Amendments to Credit Agreement. The Credit Agreement is
              --------------------------------------
hereby amended, effective on the date this Amendment becomes effective in accordance with Section 3 hereof, as follows:

          2.1. Section 1.01 - Amended Definitions.

              (a) The definition of "Maturity Date" in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

                    "Maturity Date" means December 31, 2001, or such earlier
                     -------------
              date on which the Obligations become due pursuant to Section 8.02.

              (b) The definition of "Net Cash Proceeds" in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety.

          2.2. Additional Definitions. The following definitions are added to
Section 1.01 of the Credit Agreement in proper alphabetical order:

               "Appendix" means the Appendix attached as Schedule A to the
                --------
          Second Amendment, which is hereby incorporated by reference into the Agreement, as from time to time amended with the consent of the Required Banks.

               "CIHC" means CIHC, Incorporated, a Delaware corporation.
                ----

               "CIHC Guaranty" means a guaranty of CIHC in the form attached as
                -------------
          Schedule B to the Second Amendment.
          ----------

               "Second Amendment" means that certain Second Amendment to the
                ----------------
          $155 Million Credit Agreement dated September __, 2000.

          2.3.   Additional Definitions - Appendix. The definitions set forth
                 ---------------------------------
in Section 1.01 of the Appendix are hereby incorporated by reference and added to Section 1.01 of the Credit Agreement in proper alphabetical order. To the extent Section 1.01 of the Credit Agreement contains defined terms that are also defined in Section 1.01 of the Appendix, each such definition in the Credit Agreement shall be deemed deleted and the Appendix definition substituted in lieu thereof, except that the terms "Taxes", "Required Banks", "Business Day" and "Loan Documents" as used in the Credit Agreement (but not the Appendix) shall retain the meanings set forth in Section 1.01 of the Credit Agreement.

          2.4    Commitment. (a) Notwithstanding any provisions of the Credit
                 ----------
Agreement to the contrary, other than Sections 2.01 (b)-(f), including without limitation Section 2.01(a) thereof, the Banks shall have no obligation to make, any additional Loans. The aggregate Commitments shall equal the outstanding principal amount of the Loans and shall be reduced by any payment of the principal of the Loans; provided that the Commitments may be increased in accordance with Section 2.01(b).

          (b) Section 2.01(b) of the Credit Agreement is hereby amended by deleting the phrase "Section 7.01(e) of the Five Year Credit Agreement" and replacing it with the following: "Section 4.01(g) of the Appendix".

          (c) Section 2.01(g) of the Credit Agreement is hereby amended by deleting the phrase "Section 7.01(e) of the Five-Year Credit Agreement as in effect from time to time" and replacing it with the following: "Section 4.01(g) of the Appendix."

          2.5.   Mandatory Prepayments. Section 2.06(b) of the Credit Agreement
                 ---------------------
is hereby amended by deleting subsections (i) and (ii) thereof in their entirety and replacing them with the following: "The Company agrees to perform all its obligations under Article II of the Appendix, which is hereby incorporated by reference."

          2.6.   Termination and Repayment. Section 2.07 of the Credit Agreement
                 -------------------------
is hereby amended by deleting such Section in its entirety and replacing it with the following:

              2.07  Termination and Repayment; Extension. Unless previously
                    ------------------------------------
     terminated nor repaid, the Commitments shall terminate and the Company shall repay the Loans on the Maturity Date.

          2.7.   Representations and Warranties. (a) Article V of the Credit
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Agreement is hereby amended by deleting clause (v) in its entirety and replacing it with the following:

     (v) to a "Material Adverse Effect" or a Material Adverse Change," shall mean and be a reference to a Material Adverse Effect or Material Adverse Change, respectively, as defined herein, provided that since June 30, 2000,
                                              --------
     there has been no Material Adverse Effect (except for changes in or adverse effects upon, the business, properties, condition (financial or otherwise) of the Company and its Subsidiaries as disclosed in press releases, public filings or otherwise in writing to the Administrative Agent on or before the effective date of the Second Amendment).

          (b) Article V of the Credit Agreement is hereby further amended by deleting the comma immediately preceding clause (xii) and inserting in lieu thereof the word "and".

          (c) Article V of the Credit Agreement is hereby further amended by deleting in its entirety the language starting from "(xiii) to Schedule 5.05 of the Five-Year Credit Agreement" and ending with the second reference therein to "for the purposes of this Agreement".

          2.8.   Affirmative Covenants. Article VI of the Credit Agreement is
                 ---------------------
hereby amended and restated in its entirety to read as set forth in Article III of the Appendix.

          2.9.   Negative Covenants. Article IV of the Appendix is hereby added
                 ------------------
to the Credit Agreement as Article VII, so that Article VII of the Credit Agreement shall read in its entirety as set forth in Article IV of the Appendix.

          2.10.  Events of Default. Section 8.01 of the Credit Agreement is
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hereby amended and restated in its entirety to read as set forth in Section 5.01 of the Appendix, except that the existing Section 8.01(f) shall be added to the end of the amended section as paragraph (p).

          2.11. Remedies. Section 8.02 of the Credit Agreement is hereby amended by deleting the phrase "paragraph (e) of Section 8.01 (in the case of the last two provisions under paragraph (e) upon the expiration of the 60-day period mentioned therein)" and replacing it with the following: "paragraph (f)
                                                                 -------------
or (g) of Section 5.01 of the Appendix (in the case of Section 5.01(g)(i) upon
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the expiration of the 60-day period mentioned therein)".

          2.12.  Schedules. Schedules 7.02(c), 7.02(g) and 7.07 are hereby
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deleted.

          2.13.  Renumbering. Any amendment of the Credit Agreement herein that
                 -----------
incorporates Articles, Sections, Schedules or Exhibits from the Appendix shall be deemed to automatically renumber any Article, Section, Schedule or Exhibit references therein to correspond to those of the Credit Agreement as amended.

          3.   Conditions to Effectiveness of this Amendment. This Amendment
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shall become effective upon the satisfaction of the following conditions:

          3.1.   Executed Amendment. Receipt by the Agent of duly executed
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counterparts of this Amendment from the Company and the Banks.

          3.2.   Restructuring. The other Relevant Facilities shall have been
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amended in a form reasonably satisfactory to the Required Banks and the Reserve required under the Appendix shall have been established and funded to the extent required under the Appendix.

          3.3.   Resolutions; Incumbency. Receipt by the Agent of the following
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documents:

              (i) copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the date hereof by the Secretary or an Assistant Secretary of the Company; and

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date hereof, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Amendment, and all other documents to be delivered by the Company hereunder.

          3.4.   Organizational Documents; Good Standing. Receipt by the Agent
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of (i) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date hereof, certifying as to the form of the articles of incorporation and bylaws of the Company and (ii) a good standing certificate of the Company from its state of incorporation.

          3.5.   CIHC Guaranty. Receipt by the Agent of the duly executed CIHC
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Guaranty.

          3.6.   Resolutions; Incumbency - CIHC. Receipt by the Agent of the
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following documents:

              (i) copies of the resolutions of the board of directors of CIHC authorizing the CIHC Guaranty, certified as of the date hereof by the Secretary or an Assistant Secretary of CIHC; and

              (ii) a certificate of the Secretary or an Assistant Secretary of CIHC, dated as of the date hereof, certifying the names and true signatures of the officers of CIHC authorized to execute, deliver and perform, as applicable, the CIHC Guaranty, and all other documents to be delivered by CIHC hereunder.

          3.7.   Organizational Documents; Good Standing. Receipt by the Agent
                 ---------------------------------------
of (i) a certificate of the Secretary or an Assistant Secretary of CIHC, dated as of the date hereof, certifying as to the form of the articles of incorporation and bylaws of CIHC and (ii) a good standing certificate as to CIHC from its state of incorporation.

          3.8.   Opinion of Counsel. Receipt by the Agent of an opinion of
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counsel to the Company and CIHC in form reasonably satisfactory to the Agent.

          3.9.   Prepayments.
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               (i)   The Company shall have complied with its obligations under
          Section 2.01(a) of the Appendix and the outstanding Loans under the Credit Agreement to each Bank shall equal the amount of its Commitments set forth in the attached Schedule 2.01; and

               (ii) On or before the effective date hereof, $50,000,000 shall have been pledged as cash collateral to support the Specified D&O Facilities.

          3.10.    Fee. Receipt by the Agent for the benefit of the Banks of an
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amendment fee in an amount equal to 1% of the outstanding principal amount of the Loans under the Credit Agreement on the effective date hereof after giving effect to the prepayments received on the effective date hereof.

          3.11.    Certificate. Receipt by the Agent of a certificate signed by
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a Responsible Officer, dated as of the date hereof, stating that:

               (i) no Default or Event of Default will exist after giving effect to this Amendment; and

               (ii) since June 30, 2000, there has been no Material Adverse Effect (except for changes in or adverse effects upon, the business, properties, condition (financial or otherwise) of the Company and its Subsidiaries as disclosed in press releases, public filings or otherwise in writing to the Agent).

          3.12.    CFC. The Company shall have disclosed to the Banks in writing
                   ---
any contractual restrictions on the ability of Conseco Finance Corp. to distribute Available Net Proceeds to the Company and the Banks shall be reasonably satisfied with such restrictions, including, without limitation, any such restrictions under the Lehman Agreement.

          3.13.    Miscellaneous. Receipt by the Agent of such other documents,
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certificates, instruments or opinions as may reasonably be requested by the Agent or the Banks.

          4.   Certain Representations and Warranties by the Company. In order
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to induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants to the Banks and the Agent that:

          4.1.     Authority. The Company has the right, power and capacity and
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has been duly authorized and empowered by all requisite corporate and required shareholder action, if any, to enter into, execute, deliver and perform this Amendment.

          4.2.     Validity. This Amendment has been duly and validly executed
                   --------
and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

          4.3.     No Conflicts. The Company's execution, delivery and
                   ------------
performance of this Amendment do not and will not violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule, regulation, order, writ, judgment, decree or award applicable to the Company or (iii) any contractual obligation to which the Company is a party or to which the Company or any of its properties are subject, except to the extent that any violations as set forth in clauses (ii) or (iii) would not result in a Material Adverse Effect.

          4.4.     Approvals. No authorization or approval or other action by,
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and no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the Company's execution, delivery and performance of this Amendment.

          4.5.     CIHC Authority. CIHC has the right, power and capacity and
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has been duly authorized and empowered by all requisite corporate and required shareholder action, if any, to enter into, execute, deliver and perform the CIHC Guaranty.

          4.6.     CIHC Guaranty Validity. The CIHC Guaranty has been duly and
                   ----------------------
validly executed and delivered by CIHC and constitutes its legal, valid and binding obligation, enforceable against CIHC in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

          4.7.     No Conflicts - CIHC. CIHC's execution, delivery and
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performance of the CIHC Guaranty does not and will not violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule, regulation, order, writ, judgment, decree or award applicable to CIHC or (iii) any contractual obligation to which CIHC is a party or to which CIHC or any of its properties are subject, except to the extent that any violations as set forth in clauses (ii) or (iii) would not result in a Material Adverse Effect.

          4.8.     Approvals - CIHC. No authorization or approval or other
                   ----------------
action by, and no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with CIHC's execution, delivery and performance of the CIHC Guaranty.

          4.9.     Incorporated Representations and Warranties. All
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representations and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and the effective date hereof, except as to any representations or warranties which expressly related to an earlier date, in which event, such representations and warranties are true in all material respects as of such date.

          4.10.    No Defaults. No Default or Event of Default exists after
                   -----------
giving effect to this Amendment.

          5. Miscellaneous. The parties hereto hereby further agree as follows:

          5.1.     Further Assurances. Each of the parties hereto hereby agrees
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to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably request which are required to carry into effect the purposes of this Amendment and the Credit Agreement, as amended hereby.

          5.2.     Payment of Costs and Expenses. The Company agrees to pay on
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demand all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

          5.3.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          5.4.     Counterparts. This Amendment may be executed in one or more
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counterparts (including by facsimile transmission), each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one such counterpart.

          5.5.     Headings. Headings used in this Amendment are for convenience
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of reference only and shall not affect the construction of this Amendment.

          5.6.     Loan Documents. The defined term "Loan Documents" shall, as
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of the date hereof, refer to (i) the Loan Documents as defined in the Credit Agreement and (ii) this Amendment .

          5.7.     Release of CIHC Guaranty. The CIHC Guaranty shall be
                   ------------------------
terminated and the Guarantor (as defined therein) shall be released from all of its obligations thereunder on the first date after the Near-Term Facilities Termination Date on which Conseco has Investment Grade Ratings Status, as long as no Default or Event of Default shall have occurred and be continuing on such date.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

                              CONSECO, INC.


                              By: /s/ Thomas M. Hagerty
                                 --------------------------------------

                              Title: Acting Chief Financial Officer
                                    -----------------------------------


                              THE CHASE MANHATTAN BANK, as Administrative
                              Agent and a Bank

                              By: _________________________________________

                              Title: ______________________________________


                              BANK OF AMERICA, N.A., as a Bank

                              By: _________________________________________

                              Title: ______________________________________

                                                         Schedule A - Appendix


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                                    APPENDIX




                                  CONSECO, INC.

                        $3,028,576,848 CREDIT FACILITIES



                         DATED AS OF SEPTEMBER 22, 2000





               BANK OF AMERICA, N.A. AND THE CHASE MANHATTAN BANK,
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS






================================================================================

                                TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE IDEFINITIONS....................................................................................................1
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           1.01      Certain Defined Terms..............................................................................1
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           1.02      Other Interpretive Provisions.....................................................................20
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           1.03      Accounting Principles.............................................................................21
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ARTICLE IIMANDATORY CASH APPLICATIONS..................................................................................21
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           2.01      General Application of Available Net Proceeds.....................................................21
                     ---------------------------------------------
           2.02      Application of Available Net Proceeds Allocated to Facilities.....................................22
                     -------------------------------------------------------------
           2.03      Exempt Covenant/Waterfall Amounts.................................................................22
                     ---------------------------------

ARTICLE IIIAFFIRMATIVE COVENANTS.......................................................................................23
           ---------------------
           3.01      Financial Statements..............................................................................23
                     --------------------
           3.02      Certificates; Other Information...................................................................24
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           3.03      Notices...........................................................................................24
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           3.04      Preservation of Corporate Existence, Etc. ........................................................26
                     -----------------------------------------
           3.05      Insurance.........................................................................................26
                     ---------
           3.06      Payment of Obligations............................................................................26
                     ----------------------
           3.07      Compliance with Laws..............................................................................26
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           3.08      Compliance with ERISA.............................................................................26
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           3.09      Inspection of Property and Books and Records; Expense Reimbursement...............................26
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           3.10      Tritel Disposition................................................................................27
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           3.11      Conversion of FELINE PRIDES.......................................................................27
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ARTICLE IVNEGATIVE COVENANTS...........................................................................................27
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           4.01      Limitation on Indebtedness........................................................................27
                     --------------------------
           4.02      Liens.............................................................................................28
                     -----
           4.03      Disposition of Assets.............................................................................30
                     ---------------------
           4.04      Other Agreements..................................................................................31
                     ----------------
           4.05      Transactions with Affiliates......................................................................31
                     ----------------------------
           4.06      Change in Business................................................................................31
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           4.07      Fundamental Changes...............................................................................31
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           4.08      Restricted Payments...............................................................................32
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           4.09      Investments.......................................................................................32
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           4.10      Optional Payments; Modifications of Certain Agreements; Synthetic Purchase Agreements.............33
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           4.11      Negative Pledge on Tritel and Argosy Riverboat....................................................33
                     ----------------------------------------------
           4.12      Reserve Account...................................................................................34
                     ---------------
           4.13      Debt to Capitalization Ratio......................................................................34
                     ----------------------------
           4.14      Interest Coverage Ratio...........................................................................34
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           4.15      Conseco Adjusted Earnings.........................................................................35
                     -------------------------
           4.16      Conseco Finance Tangible Net Worth................................................................35
                     ----------------------------------
           4.17      Risk-Based Capital Ratio..........................................................................35
                     ------------------------

ARTICLE VEVENTS OF DEFAULT.............................................................................................36
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           5.01      Events of Default.................................................................................36
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SCHEDULES

Schedule 1.01A                 Certain Material Insurance Subsidiaries
Schedule 1.01B                 Specified Cash Events
Schedule 1.01C                 Changes in Future Loss Reserves
Schedule 1.01D                 Persons Not Subsidiaries
Schedule 2.02                  Exposure on Effective Date
Schedule 4.01(c)               Indebtedness
Schedule 4.02(c)               Existing Liens
Schedule 4.02(g)               Permitted Indentures
Schedule 4.03(m)               Dispositions of Investments
Schedule 4.06                  Business Activities
Schedule 4.09(b)               Proposed Investments


EXHIBITS

Exhibit A                      Form of Compliance Certificate
Exhibit B                      Form of Reserve Account Agreement

                                    ARTICLE I

                                   DEFINITIONS

                     I.1 Certain Defined Terms. The following terms, when used in this Appendix, have the following meanings:

                     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (b) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                     "Agent" means any "Relevant Agent" under and as defined in the documents governing any Facility.

                     "A.M. Best" means A.M. Best Company, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating insurance companies.

                     "A.M. Best A- Status" means the circumstance that each Material Insurance Subsidiary listed on Schedule 1.01A has a claims paying rating of at least A- from A.M. Best.

                     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

                     "Appendix" means this Appendix as amended, restated, supplemented or otherwise modified from time to time.

                     "Asset Backed Security" means a security of a Conseco Finance Entity that is collateralized by loans, leases, receivables, installment contracts or interests in or components of Interest Only Securities.

                     "Asset Sale" means any Disposition of property or series of related Dispositions of property, excluding any such Disposition permitted by clauses (a) through (m) and clause (o) of Section 4.03 (but in any event including (whether or not permitted by any of the foregoing clauses) any direct or indirect (a) Disposition of all or any part of the Capital Stock issued by Conseco Finance, Tritel, Inc., Conseco Entertainment, Inc. or CNC Entertainment LLC, (b) Disposition of all or any part of the assets of Tritel, Inc. or CNC Entertainment LLC and (c) receipt of cash proceeds in respect of any Specified Cash Event (each, a "Disposition Transaction") that yields gross proceeds to Conseco and its Subsidiaries in excess of $10,000,000, provided that, once the aggregate gross proceeds from Disposition Transactions received during any Proceeds Test Period yielding gross proceeds between $2,000,000 and $10,000,000 exceeds $20,000,000, the first reference to $10,000,000 in this definition shall automatically be deemed to be changed to $2,000,000 for the remainder of such Proceeds Test Period. As used in this definition, "Proceeds Test Period" means (i) the period from the Effective Date through the Near-Term Facilities Termination Date and (ii) each subsequent one-year period commencing on the Near-Term Facilities Termination Date or an anniversary thereof.

                     "Available Basket Amount" means, at any time, an amount equal to (a) ten percent (10%) of Total Shareholders' Equity at such time minus (b) the aggregate then outstanding amount of Indebtedness secured by Liens, without duplication, pursuant to Section 4.02(i)(i), (ii) (of Conseco or any "Significant Subsidiary" (as defined in the Public Debt)), (iii) or (iv).

                     "Available Net Proceeds" means any Net Proceeds received by Conseco or any of its Subsidiaries in connection with any Prepayment Event other than Exempt Covenant/Waterfall Amounts and Exempt Waterfall Amounts applied in the manner described in clause (b) of the definition of "Exempt Waterfall Amounts".

                     "B-Share Financings" means the financing of fees or commissions related to B-Shares.

                     "B-Shares" means those shares of ownership representing a mutual interest in a pool of assets on which l2b-1 fees or contingent deferred sales commissions (CDSC), as defined under the Investment Company Act of 1940, are applicable.

                     "Bank" means each "Relevant Bank" under and as defined in the documents governing any Facility.

                     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

                     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago or New York City are authorized or required by law to close.

                     "Calculation Period" means, with respect to any ratio or calculation, the period for which such ratio or calculation is being calculated.

                     "Capital and Surplus" means, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column I of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

                     "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Appendix, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                     "Cash Collateral Agreement" means any cash collateral agreement provided to secure obligations of Conseco or any of its Subsidiaries pursuant to any D&O Facility.

                     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (c) commercial paper of an issuer rated at least A-1 by S&P and P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Relevant Bank or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Relevant Bank or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                     "Cash on Hand Target" has the meaning set forth in Section 2.01(b).

                     "CBOs" means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

                     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

                     "Change of Control" means (a) any acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Exchange Act) of 30% or more of the outstanding shares of voting stock of Conseco (other than an acquisition by any Person or Persons who are officers or directors of Conseco on the Effective Date or any Affiliate thereof controlled by the relevant officer or director); or (b) during any period of 25 consecutive calendar months, commencing on the Effective Date, the ceasing of those individuals who were not borrowers under any of the D&O Facilities (the "Continuing Directors") who (i) were directors of Conseco on the first day of each such period or (ii) subsequently became directors of Conseco and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Conseco, to constitute a majority of the board of directors of Conseco; or (c) Gary Wendt or such other Person as shall be reasonably satisfactory to the Required Banks shall cease to be the Chief Executive Officer of Conseco (other than by reason of death or disability) at any time prior to the Near-Term Facilities Termination Date.

                     "CIHC" means CIHC, Incorporated, a Delaware corporation, and a direct Wholly-Owned Subsidiary of Conseco.

                     "CIHC Guaranty" means any "Relevant CIHC Guaranty" under and as defined in the documents governing any Facility.

                     "CMOs" means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

                     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                     "Collateral Agreement" means the Collateral Agreement, dated as of May 30, 2000, made by Conseco and CIHC in favor of the Collateral Agent named therein.

                     "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

                     "Conseco" means Conseco, Inc., an Indiana corporation.

                     "Conseco Adjusted Earnings" means, for any Calculation Period, the consolidated Net Income of Conseco for such period plus, without duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill, deferred acquisition costs, the present value of future profits and changes in future loss reserves described on Schedule 1.01C) and organization costs, (e) net changes in Interest Only Securities, (f) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (g) any other non-cash charges (provided that the after tax amounts described in clauses (f) and (g) shall not exceed in the aggregate$500,000,000 for any Calculation Period ending on or before September 30, 2001, and $50,000,000 for any Calculation Period ending thereafter), and (h) realized or unrealized losses on Investments of Insurance Subsidiaries, and minus, to the extent included in the statement of such Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) realized or unrealized gains on Investments of Insurance Subsidiaries, all as determined on a consolidated basis.

                     "Conseco Available Cash Flow" means, for any Calculation Period, the sum, without duplication, of (a) dividends paid in cash to Conseco by any Subsidiary, plus (b) interest paid in cash to Conseco by any Subsidiary pursuant to any intercompany Indebtedness owing by such Subsidiary to Conseco, plus (c) interest or principal paid in cash to Conseco with respect to the Surplus Debentures, plus
           (d) amounts paid in cash to Conseco under the Tax Sharing Agreement, plus (e) management and other similar fees received by Conseco under servicing agreements or otherwise from any Subsidiary, plus (f) amounts paid in cash to Conseco pursuant to a loan made to it by any Subsidiary, plus (g) amounts paid in cash to Conseco by Conseco Finance pursuant to the redemption by Conseco Finance of preferred equity issued by Conseco Finance and owned by Conseco plus (h) Conseco's Investment Income received in cash, plus (i) in respect of any Fiscal Quarter ended on or prior to December 31, 2000, amounts paid by Conseco in closing out swaps in an amount not to exceed $15,000,000 less the value of the collateral attributable to the relevant swaps, minus (j) cash operating expenses of Conseco, minus
           (k) capital expenditures of Conseco, minus (l) any amounts paid by Conseco in repayment of any loan referred to in clause (f) above. Amounts received by Conseco or any of its Subsidiaries in respect of any Specified Cash Event shall be excluded from this calculation.

                     "Conseco Finance" means Conseco Finance Corp., a Delaware corporation.

                     "Conseco Finance Entities" means, collectively, Conseco Finance and its consolidated Subsidiaries and "Conseco Finance Entity" means any one of them individually.

                     "Conseco Finance Tangible Net Worth" means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of Conseco Finance and its Subsidiaries under stockholders' equity at such date, as adjusted by the following items to the extent increasing or reducing, as the case may be, such amounts: plus (a) unrealized losses (or, if applicable, minus unrealized gains), plus (b) any non-cash charges specified in clause
           (f) or (g) of the definition of Conseco Adjusted Earnings (subject to the limits applicable thereto) minus (c) goodwill, minus (d) Interest Only Securities, minus (e) servicing rights plus (f) the amount of any cash dividends paid by Conseco Finance to Conseco (directly or indirectly). If all or any portion of any intercompany Indebtedness owing to Conseco or any of its Subsidiaries by Conseco Finance or any of its Subsidiaries is converted into equity, no positive impact of such conversion shall be included in determining Conseco Finance Tangible Net Worth.

                     "Conseco Guaranty" means any "Relevant Conseco Guaranty" under and as defined in the documents governing any Facility.

                     "Conseco Series F Preferred Stock" means $500,000,000 stated value of Conseco's Series F Common Linked Convertible Preferred Stock, without par value and any replacement thereof, except to the extent held by any Person (other than Thomas H. Lee or any Person, fund or individual affiliated therewith) that acquires such stock pursuant to a bona fide arm's length transaction.

                     "Conseco's Cash On Hand" means, on any date of determination, the aggregate amount of cash and Cash Equivalents then held by (a) Conseco or (b) Conseco Finance or any of its Subsidiaries in connection with Investments made pursuant to Section 4.09(a)(i)(y) or (z), excluding amounts in the Reserve and amounts required on such date to be distributed pursuant to Section 2.01(b).

                     "Contingent Obligation" means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided, that (a) the obligations of any Person under Reinsurance Agreements or in connection with Investments of Insurance Subsidiaries, (b) the obligations of Conseco in connection with its guaranty of the Trust Preferred Securities, the Unit Securities and the FELINE PRIDES and (c) the obligations of any Person in connection with its guaranty of Asset Backed Securities shall not be deemed Contingent Obligations of any such Person or Conseco, as applicable. The amount of any Person's liability with respect to any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof at the time of determination.

                     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                     "D&O Facilities" means the collective reference to the $144 Million D&O Facility, the $181 Million D&O Facility and the $245 Million D&O Facility.

                     "Debt to Total Capitalization Ratio" means, as of any date of determination, without duplication, the ratio of (a) the sum of
           (i) the principal amount of and accrued but unpaid interest on all Indebtedness for borrowed money of Conseco (including, without limitation, (x) any Indebtedness evidenced by bonds, debentures, notes or other similar instruments and (y) any Indebtedness resulting from any conversion of preferred stock) for which Conseco is directly liable on such date and which is neither a Contingent Obligation (except that Contingent Obligations of Conseco in respect of Indebtedness of the type described in clause (a) or (b) of the definition thereof (other than in respect of the D&O Facilities) shall nevertheless be included in such calculation) nor Indebtedness arising out of a Permitted Transaction and (ii) dividends on Trust Preferred Securities that are accrued but unpaid; to (b) Total Capitalization on such date; provided, however, that solely for the purposes of calculating the Debt to Total Capitalization Ratio, the term "Indebtedness" shall exclude preferred securities issued by business trusts formed by Conseco, guaranteed by Conseco and related to guarantees and intercompany notes.

                     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                     "Department" means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary's state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

                     "Disposition" means the sale, assignment, leasing, transfer, contribution, conveyance, issuance or other disposal of or granting of options, warrants or other rights with respect to any of a Person's assets (including any transaction pursuant to a Reinsurance Agreement and, in the case of any Subsidiary, the issuance or sale of its Capital Stock). The terms "Dispose" and "Disposed of" shall have correlative meanings.

                     "Disposition Transaction" has the meaning specified in the definition of "Asset Sale".

                     "Dollars", "dollars" and "$" each mean lawful money of the United States.

                     "Effective Date" September 22, 2000.

                     "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                     "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

                     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Conseco within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and
           (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Conseco or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Conseco or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (e) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Conseco or any ERISA Affiliate.

                     "Event of Default" means any of the events or circumstances specified in Section 5.01.

                     "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                     "Exempt Covenant/Waterfall Amounts" means up to $500,000,000 of Net Proceeds from the issuance of Specified Junior Securities received after the Near-Term Facilities Termination Date.

                     "Exempt Waterfall Amounts" means Net Proceeds of Specified Junior Securities (not designated as "Exempt Covenant/Waterfall Amounts") which are applied either (a) (i) prior to the Near-Term Facilities Termination Date, to the Near-Term Facilities (in the manner contemplated by Section 2.02(b)) and (ii) thereafter, to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)) or (b) to make investments in Conseco's Subsidiaries to support their operations.

                     "Exposure" means, with respect to each Bank, (a) in the case of the $155 Million Facility, the $766 Million Facility and the $1.5 Billion Facility, any outstanding "Loans" made by such Bank thereunder and (b) in the case of the D&O Facilities, any outstanding "Loans" made by such Bank thereunder minus such Bank's pro rata share of any cash collateral provided pursuant to the applicable Cash Collateral Agreement.

                     "Facilities" means the collective reference to the Near-Term Facilities, the D&O Facilities and the $1.5 Billion Facility.

                     "FELINE PRIDES" means the units consisting of (a) 6.75% Trust Originated Preferred Securities issued by Conseco Financing Trust IV (the "PRIDES Preferred Securities") and (b) a purchase contract to purchase shares of common stock from Conseco (the "PRIDES Purchase Contracts").

                     "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

                     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31.

                     "Fixed Interest Charges" means, for any Calculation Period, (without duplication) (a) interest paid or, without duplication, accrued but unpaid on the Exposure under any Facility (other than the D&O Facilities) with respect to such Calculation Period, plus (b) interest paid or, without duplication, accrued but unpaid on any Indebtedness of Conseco set forth in clause (a), (b) or (d) of the definition thereof during such Calculation Period, minus (c) to the extent included in clause (b) above, interest paid or, without duplication, accrued but unpaid on any Indebtedness which has been eliminated from the balance sheet liabilities of Conseco on a consolidated basis in accordance with GAAP, minus (d) to the extent included in clause (b) above, interest paid or, without duplication, accrued but unpaid on any Indebtedness of any Conseco Finance Entity or any Insurance Subsidiary. Interest paid, or accrued and unpaid, in respect of Indebtedness related to the Trust Preferred Securities or the FELINE PRIDES shall be excluded from the above calculation.

                     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                     "FY 2000 Adjustments" has the meaning specified in the definition of "Total Capitalization".

                     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

                     "Income Taxes" means any Taxes based upon net income.

                     "Indebtedness" means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
           (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all obligations of such Person in respect of Swap Contracts; (f) all obligations of such Person to pay the deferred purchase price of property or services which are included as liabilities in accordance with GAAP (other than trade payables entered into in the ordinary course of business on ordinary terms), and all obligations secured by a Lien on property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements); (g) any obligations of a partnership of the kind referred to in clauses (a) through (f) above or clause (h) below in which such Person is a general partner, and (h) all Contingent Obligations of such Person in connection with indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; provided, however, that, except for the purpose of the proviso of Section 4.01(d), the term "Indebtedness" shall exclude (i) replevin bonds, surety bonds and other similar bonds (including, without limitation, bonds issued in connection with litigation and repossession activities) issued by an Insurance Subsidiary or a Conseco Finance Entity in the ordinary course of business and (ii) the obligations of any Person under letters of credit (whether or not drawn), bankers' acceptances and swap contracts issued or entered into in connection with any Asset Backed Security.

                     "Independent Auditor" has the meaning specified in Section 3.01(a).

                     "Insignificant Subsidiary" means any Subsidiary of Conseco that is not a Significant Subsidiary.

                     "Insolvency Proceeding" means, with respect to any Person,
           (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                     "Insurance Subsidiary" means any Subsidiary which is required to be licensed as an insurer or reinsurer.

                     "Interest Coverage Ratio" means, for any Calculation Period, the ratio of (a) Conseco Available Cash Flow for such Calculation Period to (b) Fixed Interest Charges for such Calculation Period.

                     "Interest Only Security" means any interest, including servicing fees, retained by a Conseco Finance Entity relating to the sale or securitization of loans, leases, receivables or installment contracts, which constitutes either an interest only security or a servicing right asset in accordance with GAAP.

                     "Investment" means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or any other investment in, any Person.

                     "Investment Grade Ratings Status" means the circumstance that Conseco has a senior unsecured non-credit enhanced long-term debt rating of at least BBB- from S&P and at least Baa3 from Moody's.

                     "Investment Income" means the amount of earnings of Conseco on Investments, net of expenses actually incurred in connection with such Investments and taking into account realized gains and losses on such Investments.

                     "IRS" means the Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions under the Code.

                     "Lehman" means Lehman Brothers Holdings Inc., and any successors.

                     "Lehman Agreement" means, collectively, (a) the Amended and Restated Agreement, dated as of September 22, 2000, by and among Conseco Finance Corp., Conseco, CIHC, Green Tree Residual Finance Corp. I, Green Tree Finance Corp. - Five and Lehman, (b) Amendment to the Warehouse Debt Facility, dated as of September 22, 2000, by and among Lehman Commercial Paper Inc. and Green Tree Finance Corp. - Five and acknowledged and consented to by Conseco Finance Corp. and CIHC, (c) Amendment to the First Residual Facility (Asset Assignment Agreement), dated as of September 22, 2000, by and among Lehman ALI Inc. and Green Tree Residual Finance Corp. I and (d) Amendment to the Second Residual Facility (Master Repurchase Agreement), dated as of September 22, 2000, by and among Lehman Brothers Inc. and Green Tree Residual Finance Corp. I, in each case, as amended, supplemented or otherwise modified from time to time, and any related document or agreement (including the agreements amended or modified by the agreements specified above).

                     "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

                     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or the contingent obligation to equally and ratably secure the Public Debt.

                     "Litigation" means any litigation (including, without limitation, any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation pending or threatened against or involving Conseco or any of its Subsidiaries or any of its or their businesses or operations.

                     "Loan Documents" means the "Loan Documents" under and as defined in the documents governing the Relevant Facility, including, in any event, this Appendix and the Relevant CIHC Guaranty.

                     "Longer-Term Public Debt" means Conseco's 8.5% Notes due October 15, 2002, 6.4% Notes due February 10, 2003, 8-1/8% Senior Notes due February 15, 2003, 10.5% Senior Notes due December 15, 2004, 8.75% Notes due February 9, 2004, 6.8% Notes due June 15, 2005 and 9% Notes due October 15, 2006.

                     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, properties, condition (financial or otherwise) of Conseco or Conseco and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Conseco to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Conseco of any Loan Document.

                     "Material Insurance Subsidiary" means an Insurance Subsidiary having Capital and Surplus of $50,000,000 or more.

                     "Moody's" means Moody's Investors Service, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

                     "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which Conseco or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                     "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

                     "Near-Term Facilities" means the collective reference to the $155 Million Facility and the $766 Million Facility.

                     "Near-Term Facilities Termination Date" means the date on which all "Obligations" under and as defined in the documents governing the $155 Million Facility and the $766 Million Facility have, in both cases, been paid in full in cash.

                     "Net Income" means, for any Person for any Calculation Period, the net income (or loss) of such Person for such period as determined in accordance with GAAP.

                     "Net Proceeds" means (a) with respect to any Disposition by any Person, the aggregate amount of cash and Cash Equivalents received by such Person in respect of such Disposition (including any such amounts received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) minus the sum of (i) costs and expenses (including legal fees, notarial fees, accountants fees, investment banking fees, survey costs, title insurance premiums, amounts applied to the repayment of Indebtedness (other than under a Facility) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition, costs of discontinuance (including, without limitation, any reasonable severance payments), Taxes other than Income Taxes (after taking into account any available tax credits or deductions and any tax sharing arrangements) and other customary fees and expenses) incurred in connection with such Disposition and required to be paid in cash or deducted from the proceeds of such Disposition, (ii) the estimated Income Tax actually required to be paid in cash by such Person in connection with such Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) purchase price adjustments reasonably expected to be payable in connection therewith (not to exceed 10% of the purchase price for the relevant Disposition) so long as, if any such amount ceases to be payable, it shall then become "Net Proceeds", (iv) for an Insurance Subsidiary, any amounts which the Department will not permit such Insurance Subsidiary to pay out as a result of such Disposition and (v) for a Conseco Finance Entity, any amounts which the Lehman Agreement will not permit such Conseco Finance Entity to distribute to CIHC or Conseco as a result of such Disposition, so long as, if any such amount becomes so distributable under the Lehman Agreement, it shall then become "Net Proceeds", and (b) with respect to any issuance of Capital Stock of Conseco, any incurrence of Indebtedness by Conseco or any of its Subsidiaries, the occurrence of any Specified Cash Event or the receipt of any amount pursuant to any Permitted Tritel Hedge Transaction, the proceeds thereof in the form of cash and Cash Equivalents minus the costs and expenses incurred in connection therewith (including legal fees, notarial fees, accountants fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses incurred in connection therewith) and required to be paid in cash or deducted from the proceeds of such Disposition. For purposes of this definition, the Net Proceeds received by any Person in respect of any Disposition shall include such cash or Cash Equivalents as may be received ("subsequent cash proceeds") by such Person at any time or from time to time in connection with the sale, transfer, lease or other disposition, or otherwise in respect of, any consideration other than cash or Cash Equivalents received by such Person in respect of such Disposition, less the estimated Income Tax to be paid in connection with the receipt of such subsequent cash proceeds (after taking into account any available tax credits or deductions and any tax sharing arrangements) that was not theretofore deducted in computing Net Proceeds.

                     "Ninety-Percent Owned Subsidiary" means any Person in which (other than directors' qualifying shares required by law) at least 90% of the Capital Stock of each class having ordinary voting power (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, directly or indirectly, by Conseco, or by one or more Wholly-Owned Subsidiaries, or both.

                     "Non-Finance Subsidiary" means any Subsidiary which is not a Conseco Finance Entity.

                     "Non-Insurance Subsidiary" means any Subsidiary which is not an Insurance Subsidiary.

                     "Obligations" means all advances, debts, liabilities, obligations, covenants and duties for the payment of money arising under any Loan Document owing by Conseco to the Relevant Banks (or, if such defined term is included in the documents governing the Relevant Facility, any "Indemnified Person"), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. To the extent that any of the foregoing have been cash collateralized, such amounts shall nevertheless be deemed to remain outstanding for the purposes of this Appendix.

                     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Conseco or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                     "Permitted Lien" has the meaning specified in Section 4.02.

                     "Permitted Nonrecourse Indebtedness" means (a) nonrecourse Indebtedness of Subsidiaries of Conseco resulting from the sale or securitization of (i) non-admitted assets, policy loans, B-Share Financings, CBOs and CMOs and (ii) loans, leases, receivables, installment contracts and other financial products originated, acquired, sold or securitized by a Conseco Finance Entity and (b) nonrecourse Indebtedness of a Conseco Finance Entity with respect to Interest Only Securities.

                     "Permitted Swap Obligations" means all obligations (contingent or otherwise) of Conseco or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting Party from its obligation to make payments on outstanding transactions to the defaulting party.

                     "Permitted Transactions" means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions in which a federal home loan mortgage bank (a "FHLMB") makes loans, which are sufficiently secured by appropriate assets consisting of government agency mortgage-backed securities, in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs, (f) financing transactions in which a Conseco Finance Entity sells or transfers as collateral loans, leases, receivables or installment contracts to a third party while simultaneously contracting to repurchase or reacquire substantially the same assets and (g) the issuance of any Asset Backed Securities by any Conseco Finance Entity.

                     "Permitted Tritel Hedge Transaction" has the meaning specified in Section 4.11.

                     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.

                     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Conseco sponsors or maintains or to which Conseco makes, is making, or is obligated to make contributions and includes any Pension Plan.

                     "prepay" means, when used with respect to Public Debt, prepay, repurchase, redeem or otherwise optionally or voluntarily defease or segregate funds with respect thereto; and "prepaid" and "prepayment" shall have correlative meanings.

                     "Prepayment Events" means (a) the occurrence of any Specified Cash Event or the consummation of any other Asset Sale, (b) the incurrence by Conseco or any of its Subsidiaries of any Indebtedness of the type described in clause (a) or (b) of the definition thereof, excluding Indebtedness permitted by Section 4.01 other than as set forth in Section 4.01(b) (to the extent required to be applied as a Prepayment Event as set forth in the definition of "Exempt Waterfall Amounts"), (c) the issuance of any Capital Stock by Conseco and (d) any receipt of Net Proceeds in connection with any Permitted Tritel Hedge Transaction.

                     "PRIDES Documents" means the PRIDES Purchase Contracts, the PRIDES Preferred Securities, the Subordinated Indenture dated as of December 8, 1997 between Conseco and The First National Bank of Chicago, as amended by the First Supplemental Indenture, dated as of December 8, 1997, the 6.75% Debentures issued to the PRIDES Trust pursuant to such Indenture, the Amended and Restated Declaration of Trust of the PRIDES Trust, the Preferred Securities Guarantee dated as of December 12, 1997 executed by Conseco, the Common Securities Guarantee dated as of December 12, 1997 executed by Conseco, and the other documents, agreements, schedules, exhibits and instruments referenced in the foregoing agreements and instruments.

                     "PRIDES Preferred Securities" has the meaning set forth in the definition of FELINE PRIDES.

                     "PRIDES Purchase Contracts" has the meaning set forth in the definition of FELINE PRIDES.

                     "PRIDES Trust" means Conseco Financing Trust IV, a Delaware business trust.

                     "Public Debt" means the collective reference to the 2000 Public Debt, the 2001 Public Debt and the Longer-Term Public Debt.

                     "Purchase Money Debt" means Indebtedness incurred by a Person in connection with the purchase of fixed or capital assets by such Person, in which such assets the seller or financier thereof has taken or retained a Lien therein, provided that any such Lien attaches to such asset concurrently with or within one hundred twenty
           (120) days after the purchase thereof by such Person.

                     "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

                     "Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement which is treated as such by the applicable Department.

                     "Relevant Agent" means the "Agent" or "Administrative Agent", as applicable, under the Relevant Facility.

                     "Relevant Banks" means any Bank to which Obligations are owing under the Relevant Facility.

                     "Relevant Cash Collateral Agreement" means, if the Relevant Facility is a D&O Facility, any cash collateral agreement entered into by Conseco or any of its Subsidiaries in favor of the Agent thereunder in order to cash collateralize the Conseco Guaranty relating to such Facility.

                     "Relevant CIHC Guaranty" means the Guaranty and Subordination Agreement, dated as of the Effective Date, made by CIHC in favor of the Relevant Agent and the Relevant Banks. It is agreed that the Relevant CIHC Guaranty shall be terminated and CIHC shall be released from all of its obligations thereunder on the first date after the Near-Term Facilities Termination Date on which Conseco has Investment Grade Ratings Status, so long as no Default or Event of Default shall have occurred and be continuing on such date.

                     "Relevant Conseco Guaranty" means, if the Relevant Facility is a D&O Facility, any guaranty issued by Conseco in favor of the Agent thereunder in order to guaranty the obligations of the individual borrowers under such Facility.

                     "Relevant Facility" means the Facility being amended pursuant to the amendment to which this Appendix is attached.

                     "Reportable Event" means any of the events set forth in
           Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                     "Required Banks" means the "Required Banks" under and as defined in the documents governing the Relevant Facility.

                     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                     "Reserve" means the collective reference to one or more restricted accounts opened by Conseco with any one or more Banks, on terms and conditions substantially as set forth on Exhibit B hereto. It is understood that any contractual right of setoff contained in the documents governing any Facility will not apply to any Reserve.

                     "Responsible Officer" means the chief executive officer, chief operating officer, chief financial officer or treasurer of Conseco, or any other officer having substantially the same authority and responsibility including, with respect to Section 3.01, any vice-president with responsibility for or knowledge of financial matters of Conseco.

                     "Restricted Payments" has the meaning set forth in Section 4.08.

                     "Risk-Based Capital Ratio" means, with respect to the Insurance Subsidiaries (other than Conseco Direct Life Insurance Company) taken as a whole, on any date of determination, the ratio (expressed as a percentage) of (a) the aggregate Total Adjusted Capital (as defined by the NAIC) for such Insurance Subsidiaries to
           (b) the aggregate Authorized Control Level Risk-Based Capital (as defined by the NAIC) for such Insurance Subsidiaries.

                     "S&P" means Standard & Poor's Ratings Services, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

                     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of domicile of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person, which are applicable to the circumstances as of the date of filing of such statement or report.

                     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                     "Significant Subsidiary" means any Subsidiary of Conseco with, after the elimination of intercompany accounts, (a) assets which constituted at least 5% of Conseco's consolidated total assets, or (b) revenues which constituted at least 5% of Conseco's consolidated total revenue or (c) net earnings which constituted at least 5% of Conseco's consolidated total net earnings, but not less than $10,000,000, all as determined as of the date of Conseco's most recently prepared quarterly financial statements for the 12-month period then ended.

                     "Single Employer Pension Plan" means a pension plan as such term is defined in Section 3(2) of ERISA, other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which Conseco or any other ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of
           Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                     "Specified Cash Events" means the receipt of cash by Conseco or any of its Subsidiaries in connection with the events described on Schedule 1.01B, whether or not in connection with a Disposition.

                     "Specified D&O Facilities" means the collective reference to the $181 Million D&O Facility and the $245 Million D&O Facility.

                     "Specified Junior Securities" means (a) common stock of Conseco and (b) preferred stock of Conseco and subordinated Indebtedness of Conseco that, in each case, does not require cash dividend or cash interest payments prior to September 30, 2005 (other than any requirement that is limited to payments with the proceeds of available Exempt Covenant/Waterfall Amounts received and held aside or otherwise identified prior to the date such preferred stock or subordinated Indebtedness is issued or incurred) or scheduled redemption or principal payments prior to March 31, 2006 and, in the case of subordinated Indebtedness, having subordination and related terms satisfactory to each Agent.

                     "Statutory Net Income" means, for any period, the net income of an Insurance Subsidiary determined in accordance with SAP.

                     "Subordinated Obligations" shall be the collective reference to the unpaid principal of and accrued and unpaid interest on any subordinated Indebtedness and all other subordinated obligations and liabilities of Conseco to the lenders thereof (including, without limitation, interest accruing at the then applicable rate provided in the applicable loan documents for such Indebtedness or obligations after the maturity of the subordinated loans and interest accruing at the then applicable rate provided in such loan documents after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Conseco, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Appendix, or such loan documents for such subordinated Indebtedness, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the lenders thereof that are required to be paid by Conseco pursuant to the terms of the loan documents therefor or this Appendix).

                     "Subsidiary" of a Person means any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person's Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the membership interest, if it is a limited liability company; provided, that, with respect to any Investment made by Conseco in any Person in the ordinary course of business solely for investment purposes, such Person shall not be considered a Subsidiary of Conseco for the purposes of this Appendix if such Person is not integral to the business or operations of Conseco or any Significant Subsidiary and, by way of illustration only, Schedule 1.01D, sets forth a nonexclusive list of such Persons who are not Subsidiaries of Conseco because of the operation of this clause.

                     "Surplus Debentures" means, as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

                     "Swap Contract" means any agreement whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by Conseco based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Relevant Bank).

                     "Synthetic Purchase Agreement" means any agreement pursuant to which Conseco or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than Conseco or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) of any Capital Stock or Indebtedness of Conseco or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) or
           (b) any payment the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided, that (i) no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Conseco or any of its Subsidiaries (or to their heirs or estates),
           (ii) no such agreement in respect of any Public Debt that is permitted to be prepaid at such time pursuant to Section 4.10 and
           (iii) no such agreement in respect of any Disposition of any Capital Stock of a Subsidiary of Conseco that is permitted by Section 4.03 shall be deemed to be a Synthetic Purchase Agreement.

                     "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto.

                     "Tax Sharing Agreement" means the tax sharing agreement dated February 29, 1989, as amended, among Conseco and certain of its Subsidiaries.

                     "Total Capitalization" means, without duplication, (a) the amount described in clause (a) of the definition of "Debt to Total Capitalization Ratio", plus (b) the Total Shareholders' Equity of Conseco, minus (c) the carrying value of Interest Only Securities and servicing rights. Total Capitalization shall be determined without giving effect to (a) the impact of charges or writedowns taken in the third or fourth Fiscal Quarter of the Fiscal Year ending December 31, 2000 ("FY 2000 Adjustments") so long as the aggregate after-tax amount thereof does not exceed $500,000,000 and (b) the impact of any on balance sheet treatment of the D&O Facilities.

                     "Total Shareholders' Equity" means the sum of, without duplication, (a) total common and preferred shareholders' equity of Conseco as determined in accordance with GAAP (calculated excluding unrealized gains (losses) of securities as determined in accordance with FAS 115) and (b) the redemption value or liquidation preference (or if less, the purchase price), as applicable, of the Trust Preferred Securities, the FELINE PRIDES and the Unit Securities.

                     "Trust Preferred Securities" mean preferred securities (a) issued by one or more Delaware business trusts formed by Conseco and
           (b) guaranteed by Conseco, including specifically, "MIPS," "QuIPS," "TOPrS" and "TruPS", provided that the aggregate face amount of all Trust Preferred Securities does not exceed the greater of $1,930,000,000 or 15% of Total Capitalization at any time.

                     "2000 Public Debt" means Conseco's $150,000,000 7-7/8%
           Notes due December 15, 2000.

                     "2001 Public Debt" means Conseco's 7.6% Senior Notes due June 21, 2001 and 6.4% Mandatory Par Put Remarketed Securities due June 15, 2011.

                     "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                     "United States" and "U.S." each means the United States of America.

                     "Unit Securities" means investment units comprised of (a) mandatorily redeemable preferred securities (i) issued by one or more Delaware business trusts formed by Conseco and (ii) guaranteed by Conseco, including specifically, "MIPS," QuIPS," "TOPrS" and "TruPS," and (b) equity forward contracts for the purchase of common stock of Conseco (which forward contracts shall have a settlement date that is earlier than the stated maturity of such preferred securities) collateralized by such preferred securities or government securities in lieu thereof (including, without limitation, principal and interest strips thereof).

                     "Voting Shares" means, with respect to any Person, capital stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of any such contingency.

                     "Wholly-Owned Subsidiary"means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by Conseco, or by one or more of the other Wholly-Owned Subsidiaries, or both.

                     "$50 Million Credit Agreement" means the ECN Dealer Agreement between Conseco and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated September 28, 1999 and the letter dated September 28, 1999 addressed by Merrill Lynch, Pierce, Fenner & Smith Incorporated to Conseco, including the Extendible Commercial Notes Memorandum attached thereto.

                     "$144 Million D&O Credit Agreement" means the Termination and Replacement Agreement, dated as of May 30, 2000, among the individual borrowers parties thereto, the banks parties thereto, Chase, as administrative agent and Chase Securities Inc. and Banc of America Securities LLC as co-lead arrangers and co-lead book managers.

                     "$155 Million Credit Agreement" means the Senior Secured Revolving Credit Agreement, dated as of May 30, 2000, among Conseco, the banks parties thereto, Chase, as administrative agent and Chase Securities Inc. and Banc of America Securities LLC as co-lead arrangers and co-lead book managers.

                     "$181 Million D&O Credit Agreement" means the Credit Agreement, dated as of August 21, 1998, among the individual borrowers parties thereto, the banks parties thereto and BofA, as administrative agent.

                     "$245 Million D&O Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 26, 1997, among the individual borrowers parties thereto, the banks parties thereto and BofA, as administrative agent.

                     "$766 Million Credit Agreement" means the 364-Day Credit Agreement, dated as of September 25, 1998, among Conseco, the banks parties thereto, the syndication agents and documentation agent named therein and BofA, as agent, as amended on the Effective Date to incorporate the obligations of Conseco under the $50 Million Credit Agreement.

                     "$1.5 Billion Credit Agreement" means the Five-Year Credit Agreement, dated as of September 25, 1998, among Conseco, the banks parties thereto, the syndication agents and documentation agent named therein and BofA, as agent.

                     "$144 Million D&O Facility" means the credit facility evidenced by the $144 Million D&O Credit Agreement and the documents related thereto.

                     "$155 Million Facility" means the credit facility evidenced by the $155 Million Credit Agreement and the documents related thereto.

                     "$181 Million D&O Facility" means the credit facility evidenced by the $181 Million D&O Credit Agreement and the documents related thereto.

                     "$245 Million D&O Facility" means the credit facility evidenced by the $245 Million D&O Credit Agreement and the documents related thereto.

                     "$766 Million Facility" means the credit facility evidenced by the $766 Million Credit Agreement and the documents related thereto.

                     "$1.5 Billion Facility" means the credit facility evidenced by the $1.5 Billion Credit Agreement and the documents related thereto.

                     I.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                     (b) The words "hereof", "herein", "hereunder" and similar words refer to this Appendix as a whole and not to any particular provision of this Appendix; and subsection, Section, Schedule and Exhibit references are to this Appendix unless otherwise specified.

                     (c) (i) The term "including" is not limiting and means "including without limitation."

                     (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Appendix) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                     (e) The captions and headings of this Appendix are for convenience of reference only and shall not affect the interpretation of this Appendix.

                     (f) This Appendix and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. Unless otherwise expressly provided, any reference to any action of the Relevant Agent or the Relevant Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole and reasonable discretion.

                     (g) This Appendix and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Relevant Agent, Conseco and the other parties to the Loan Documents, and are the products of all parties. Accordingly, they shall not be construed against the Relevant Banks or the Relevant Agent merely because of the Relevant Agent's or the Relevant Banks' involvement in their preparation.

                     I.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Appendix shall be made, in accordance with GAAP, consistently applied.

                     (b) References hereto in particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the column , lines or sections of the Annual Statement referenced herein are changed or renumbered from the columns, lines and sections applicable to the 1999 Annual Statement, all such references shall be deemed references to such column, line or section as so renumbered or changed.


                                   ARTICLE II

                           MANDATORY CASH APPLICATIONS

                     II.1 General Application of Available Net Proceeds. (a) On the Effective Date, Available Net Proceeds in the aggregate amount of $392,861,025 shall be applied to the Facilities in the manner specified in
Section 2.02(a).

                     (b) On the Effective Date and thereafter, within three Business Days after Conseco or any of its Subsidiaries receives any Available Net Proceeds (other than as described in paragraph (a) above), such Available Net Proceeds shall be applied as follows: first, the first $100,000,000 (or such lesser amount as is necessary to increase the amount of Conseco's Cash on Hand to the Cash on Hand Target) shall be retained by Conseco; second, the next $700,000,000 shall be applied 1/7th per transaction to the Near-Term Facilities and 6/7ths per transaction to fund the Reserve; third, the next $200,000,000 shall be applied to fund the Reserve; fourth, all subsequent Available Net Proceeds until the occurrence of the Near-Term Facilities Termination Date shall be applied 80% per transaction to the Near-Term Facilities, with the remainder being retained by Conseco until it has Cash on Hand equal to the Cash on Hand Target at the time of such transaction, and then 100% to the Near-Term Facilities until the occurrence of the Near-Term Facilities Termination Date; and fifth, all Available Net Proceeds received after the occurrence of the Near-Term Facilities Termination Date shall be applied 50% per transaction to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)), with the remainder being retained by Conseco. Notwithstanding the foregoing, the first $30,000,000 of Available Net Proceeds received by Conseco or any of its Subsidiaries on or after the Effective Date after giving effect to Section 2.01(a) may be retained by Conseco. Any Available Net Proceeds referred to in this paragraph as being available for retention by Conseco (i) must, if received by a Subsidiary, be distributed to Conseco for such purpose if such distribution is not prohibited by law, rule or regulation or the Lehman Agreement and (ii) may be used by Conseco for any purpose permitted by this Appendix. Notwithstanding anything to the contrary in this
Section 2.01(b), in the event that, in the case of Available Net Proceeds received at any time when clause second or third is applicable, if Conseco's Cash on Hand is less than the Cash on Hand Target, such Available Net Proceeds may be applied to increase Conseco's Cash on Hand (but not above the Cash on Hand Target), provided, that in no event shall the aggregate amount applied to increase Conseco's Cash on Hand pursuant to clause first and this sentence exceed $100,000,000. As used in this paragraph, "Cash on Hand Target" means $330,000,000 minus the amount of any Investment made by Conseco pursuant to
Section 4.09(a)(i)(x) (except to the extent such amount was paid back to Conseco, directly or indirectly).

                     (c) After the Reserve has been funded in an amount sufficient to pay the remaining maturities for the 2000 Public Debt and the 2001 Public Debt, if any such Public Debt is, or has been, repurchased at a discount with amounts from the Reserve, an amount from the Reserve equal to the difference between the face amount of the relevant Public Debt and the repurchase price of the relevant Public Debt shall be applied to the Near-Term Facilities or, after the Near-Term Facilities Termination Date, to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)).

                     II.2 Application of Available Net Proceeds Allocated to Facilities. (a) The application of Available Net Proceeds described in Section 2.01(a) shall be allocated to the Near-Term Facilities, and to the Exposure of the Banks thereunder, such that, after giving effect thereto, the respective Exposures of the Banks thereunder shall be as set forth on Schedule 2.02 (and any inconsistent provision in the Relevant Facility shall not apply).

                     (b) Any application of Available Net Proceeds allocated to the Near-Term Facilities pursuant to Section 2.01(b) or (c) (and any application of Net Proceeds pursuant to clause (a)(i) of the definition of "Exempt Waterfall Amounts") shall be allocated to each Bank on a pro rata basis based on the percentage of the aggregate then outstanding amount of Exposure under such Facilities held by such Bank. In the case of any Bank having Exposure under more than one Near-Term Facility, such Bank may, by notice to Conseco and the applicable Agent, allocate its reduction in Exposure to one or more such Facilities in such respective amounts as it shall select in its sole discretion (and any inconsistent provision in the Relevant Facility shall not apply).

                     (c) Any application of Available Net Proceeds allocated to the $1.5 Billion Facility and the Specified D&O Facilities pursuant to Section 2.01(b) or (c) (and any application of Net Proceeds pursuant to clause (a)(ii) of the definition of "Exempt Waterfall Amounts") shall be allocated ratably to each such Facility based on the aggregate Exposure then outstanding under such Facilities, and ratably to the Exposure of each Bank under each such Facility. The Available Net Proceeds so allocated to each Specified D&O Facility, at the discretion of Conseco, shall be either (i) deposited in a cash collateral account pursuant to the applicable Cash Collateral Agreement or (ii) applied to repay "Loans" made to the individual borrowers pursuant to the applicable Specified D&O Facility.

                     II.3 Exempt Covenant/Waterfall Amounts. Notwithstanding anything to the contrary in Article IV, Conseco and its Subsidiaries shall be permitted to use Exempt Covenant/Waterfall Amounts for any purpose that would otherwise be prohibited by Article IV (other than to redeem, pay dividends on or otherwise make Restricted Payments in respect of Conseco's common stock or the Conseco Series F Preferred Stock), and any such use shall not constitute a violation of any of the covenants contained in Article IV or usage of any of the basket amounts described therein.

                                   ARTICLE III

                              AFFIRMATIVE COVENANTS

                     So long as any Exposure or other Obligation shall remain unpaid or unsatisfied under the Relevant Facility, unless the Required Banks waive compliance in writing:

                     III.1 Financial Statements Conseco shall deliver to the Relevant Agent and each Relevant Bank:

                     (a) as soon as available, but not later than 120 days after the end of each Fiscal Year, copies of the audited consolidated balance sheet of Conseco and its Subsidiaries and the unaudited consolidating balance sheet of Conseco and its Subsidiaries as at the end of such year and the related consolidated statements of earnings, shareholders' equity and cash flows for such year, setting forth in the case of the audited consolidated statements in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of PricewaterhouseCoopers or another nationally-recognized independent public accounting firm ("Independent Auditor"), which report shall state that such audited consolidated financial statements present fairly the financial position and result of operations of Conseco and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, except as stated therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Conseco's or any Subsidiary's records;

                     (b) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of the condensed unaudited consolidated and consolidating balance sheet of Conseco and its Subsidiaries as of the end of such quarter and the related condensed unaudited statements of earnings, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and ordinary, good faith year-end and audit adjustments), the financial position and the results of operations of Conseco and the Subsidiaries;

                     (c) as soon as available but not later than 75 days after the close of each Fiscal Year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary, certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing;

                     (d) as soon as available but not later than 60 days after the close of each of the first three (3) Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary which is a Significant Subsidiary, copies of the Quarterly Statement of each of the Insurance Subsidiaries, certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein;

                     (e) within 15 days after being delivered to any Insurance Subsidiary constituting a Significant Subsidiary, any draft or final Triennial Examination Report issued by the applicable Department or the NAIC that results in material adjustments to the financial statements referred to in subsection
(a), (b) or (c); and

                     (f) within 90 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each such Insurance Subsidiary which is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of loss reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary.

                     III.2 Certificates; Other Information. Conseco shall furnish to the Relevant Agent, with sufficient copies for each Relevant Bank (other than in the case of clause (e)):

                     (a) concurrently with the delivery of the financial statements referred to in Sections 3.01(a) and (b), a Compliance Certificate executed by a Responsible Officer,

                     (b) promptly, (i) copies of all Forms 10-K and 10-Q that Conseco or any Subsidiary may file with the SEC or (ii) copies of the certificate and related financial information provided pursuant to the Lehman Agreement in connection with evidencing periodic compliance with financial covenants therein, and promptly upon the Relevant Agents' request, financial statements and reports that Conseco sends to its shareholders and copies of all other financial statements and regular, periodic or special reports (including Form 8-K) that Conseco or any Subsidiary may make to, or file with, the SEC;

                     (c) promptly and in any event within three Business Days after learning thereof, notification of any changes after the date hereof in the rating given by S&P or Moody's in respect of Conseco's senior unsecured Indebtedness or by A.M. Best in respect of the Insurance Subsidiaries;

                     (d) (i) concurrently with the consummation of any Disposition Transaction yielding gross proceeds in excess of $2,000,000, (x) a description of such transaction and (y) a calculation of the gross proceeds thereof and (ii) concurrently with the occurrence of any Prepayment Event or the issuance of any Specified Junior Securities, (i) a description of the relevant transaction, (ii) a calculation of the Net Proceeds (including an accounting of the items deducted from the cash or Cash Equivalents received in connection with such transaction) thereof and (iii) if applicable its intention to treat such Net Proceeds of the type described in the definition of either (i) Exempt Covenant/Waterfall Amount or (ii) Exempt Waterfall Amount as an Exempt Covenant/Waterfall Amount or an Exempt Waterfall Amount, respectively (including, if an Exempt Waterfall Amount, whether the Net Proceeds will be applied under clause (a) or (b) of such definition); and

                     (e) promptly, such additional information regarding the business, financial or corporate affairs of Conseco or any Subsidiary as the Relevant Agent, at the request of any Relevant Bank, may from time to time reasonably request.

                     III.3 Notices. Conseco shall promptly notify the Relevant
Agent:

                     (a) of the occurrence of any Default or Event of Default;

                     (b) of any matter that has resulted in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of Conseco or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Conseco or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any Litigation affecting Conseco or any Subsidiary, including pursuant to any applicable Environmental Laws;

                     (c) of the commencement of, or the occurrence of any development in, any litigation or proceeding (i) which seeks to enjoin, prohibit, discontinue or otherwise impacts the validity or enforceability of this Appendix or any of the other Loan Documents or other transactions contemplated hereby or thereby, or (ii) which could be reasonably expected to have a Material Adverse Effect.

                     (d) of the occurrence of any of the following events affecting Conseco or any ERISA Affiliate (but in no event more than 10 days after such event) and deliver to the Relevant Agent and each Relevant Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Conseco or any ERISA Affiliate with respect to such event:

                     (i) an ERISA Event; or

                     (ii) a material increase in the Unfunded Pension Liabilities of any Pension Plan;

                     (iii) the adoption of or the commencement of contributions to, any Plan subject to Section 412 of the Code by Conseco or any ERISA Affiliate; or

                     (iv) the adoption of any amendment to a Plan subject to
           Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; provided, however, that no such notice will be required under this Section 3.03(d) with respect to the occurrence of any such event if such occurrence does not result in, and is not reasonably expected to result in, any liability to Conseco of more than $65,000,000 or any liability to any ERISA Affiliate of more than $20,000,000.

                     (e) of any material change in accounting policies or financial reporting practices by Conseco or any of its Subsidiaries;

                     (f) of the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation, suspension or restriction of or the institution of any proceedings to revoke, suspend or restrict, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect;

                     (g) of the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect;

                     (h) of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or which could reasonably be expected to have, a Material Adverse Effect, or

                     (i) of any actual or proposed changes in any applicable insurance code which could reasonably be expected to have a Material Adverse Effect.

                     Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Conseco or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 3.03(a) shall describe with particularity any and all clauses or provisions of this Appendix or other Loan Document that have been (or reasonably foreseeably will be) breached or violated.

                     III.4 Preservation of Corporate Existence, Etc. Conseco shall, and shall cause each Significant Subsidiary to (except as permitted by Section 4.03 or 4.07):

                     (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                     (b preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except where such failure to preserve and maintain could not reasonably be expected to have a Material Adverse Effect; and

                     (c use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill.

                     III.5 Insurance. Conseco shall maintain, and shall cause each Significant Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

                     III.6 Payment of Obligations. Conseco shall, and shall cause each Significant Subsidiary to, pay and discharge as the same shall become due and payable, all of the following:

                     (a all material tax liabilities, assessments and governmental charges or levies upon it or its material properties or assets, unless the same are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Conseco or such Subsidiary; and

                     (b all material indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

                     III.7 Compliance with Laws. Conseco shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all applicable Environmental
Laws), the noncompliance with which could reasonably be expected to have a Material Adverse Effect, except such as may be contested in good faith or as to which a bona fide dispute may exist.

                     III.8 Compliance with ERISA. Conseco shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where such failure to maintain as set forth in (a) or (b) or to make contributions as set forth in (c) could not be reasonably expected to have a Material Adverse Effect.

                     III.9 Inspection of Property and Books and Records; Expense Reimbursement. Conseco shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP or SAP, as applicable, consistently applied (except as stated therein) shall be made of all financial transactions and matters involving the assets and business of Conseco and such Subsidiary. Conseco shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Relevant Agent or any Relevant Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Conseco, provided, however, when an Event of Default exists the Relevant Agent or any Relevant Bank may do any of the foregoing at any time during normal business hours and without advance notice.

                     III.10 Tritel Disposition. Conseco shall use commercially reasonable efforts to Dispose of all or substantially all of its interest in Tritel, Inc. prior to March 31, 2001.

                     III.11 Conversion of FELINE PRIDES. Conseco shall issue shares of common stock to holders of FELINE PRIDES in accordance with the terms of the PRIDES Documents. Otherwise, and except as required by the terms of the PRIDES Documents, Conseco shall, and shall cause its Affiliates to, refrain from purchasing or redeeming any FELINE PRIDES, PRIDES Purchase Contracts or PRIDES Preferred Securities, whether in the open market or otherwise. Nothing in this provision shall have the effect of preventing Conseco or the PRIDES Trust from complying with the terms and conditions set forth in the PRIDES Documents.

                                   ARTICLE IV

                               NEGATIVE COVENANTS

                     So long as any Exposure or other Obligation shall remain unpaid or unsatisfied under the Relevant Facility, unless the Required Banks waive compliance in writing:

                     IV.1 Limitation on Indebtedness. Conseco shall not, and shall not permit any of its Subsidiaries to, incur or at any time be liable with respect to, any Indebtedness, except:

                     (a Permitted Swap Obligations and Permitted Transactions;

                     (b Specified Junior Securities;

                     (c Indebtedness of Conseco or any Subsidiary pursuant to (i) the items set forth on Schedule 4.01(c) and (ii) extensions, renewals or replacements thereof, provided that no such extension, renewal or replacement shall increase the principal amount thereof, except to the extent the increase would otherwise be permitted under this Section 4.01;

                     (d Contingent Obligations of: (i) CIHC in respect of (A) Conseco's obligations under any Facility, and (B) obligations of one or more Conseco Finance Entities (I) in an aggregate amount not to exceed $125,000,000 in respect of obligations to Lehman or an Affiliate thereof, (II) in an aggregate amount not to exceed $125,000,000 in respect of cash management or a swing line credit facility for the general corporate purposes of one or more of the Conseco Finance Entities and (III) in an aggregate amount not to exceed $50,000,000 incurred for general corporate purposes (so long as, in each case, the documentation governing any such Contingent Obligation (including any related subordination arrangement) is not at any time materially more favorable to the beneficiaries thereof than the Relevant CIHC Guaranty); (ii) Conseco in respect of any individual borrower's obligations under any D&O Facility; (iii) any Conseco Finance Entity relating to loans, leases, receivables, installment contracts and other financial products originated, acquired or sold by such Conseco Finance Entity or any other Conseco Finance Entity; and (iv) Conseco or any Subsidiary in the ordinary course of business not otherwise described above in an aggregate amount not to exceed at any time (A) ten percent (10%) of Total Shareholders' Equity minus (B) the aggregate amount of Conseco's Contingent Obligations under clause (ii) of this paragraph at any time, provided that (I) Contingent Obligations in respect of Indebtedness of the type described in clause (a) or (b) of the definition thereof shall not be permitted by this clause (iv) and (II) the documentation governing any Contingent Obligation of CIHC pursuant to this clause (iv) (including any related subordination arrangement) shall not at any time be materially more favorable to the beneficiaries thereof than the Relevant CIHC Guaranty; provided, that in no event shall Conseco or any of its Subsidiaries (other than a Conseco Finance Entity) have any Contingent Obligations (including obligations as an account party) pursuant to this paragraph (d) in respect of any Indebtedness incurred by or for the benefit of any Conseco Finance Entity other than as specifically permitted in clause (i)(B) above;

                     (e Indebtedness (including Contingent Obligations) of any Conseco Finance Entity to the extent that (i) neither Conseco nor any Non-Finance Subsidiary is directly liable thereon, and (ii) neither Conseco nor any Non-Finance Subsidiary has any Contingent Obligation in respect of such Indebtedness (other than a Contingent Obligation of CIHC permitted by Section 4.01(d)(i) above);

                     (f Permitted Nonrecourse Indebtedness;

                     (g secured Indebtedness, including, without limitation, Capitalized Lease Liabilities and Purchase Money Debt, provided, that (i) the aggregate outstanding principal amount of Indebtedness of this type does not exceed at any time ten percent (10%) of Total Shareholders' Equity at such time and (ii) such Indebtedness shall not be secured by any Lien other than a Lien expressly permitted by Section 4.02(i);

                     (h Indebtedness among Conseco and its Subsidiaries (other than Conseco Finance Entities);

                     (i Indebtedness owing by any Conseco Finance Entity to the extent the related Investment is permitted under Section 4.09(a);

                     (j Indebtedness (other than for borrowed money) subject to Liens permitted under Section 4.02(b), (d), (e) or (f);

                     (k Indebtedness in respect of Surplus Debentures entered into by an Insurance Subsidiary;

                     (l unsecured Indebtedness of Conseco in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; and

                     (m Indebtedness in respect of the Facilities.

                     IV.2 Liens. Conseco shall not, and shall not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following (collectively called "Permitted Liens"):

                     (a Liens in connection with Permitted Transactions;

                     (b Liens for Taxes which are not overdue for more than 60 days or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                     (c Liens shown on Schedule 4.02(c), including extensions, renewals and replacements of such Liens; provided that (i) no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased by more than 10% (of the aggregate principal amount of such Indebtedness outstanding on the Effective Date) except as otherwise permitted under Section 4.01 (in which case the portion representing any additional increase must be permitted by another paragraph of this Section 4.02);

                     (d Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                     (e Liens of mechanics, carriers, and materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not overdue for more than 60 days or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                     (f Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

                     (g Liens in favor of the trustee on sums required to be deposited with the trustee under the indentures described on Schedule 4.02(g);

                     (h Liens incurred on assets of Subsidiaries that are Conseco Finance Entities securing Indebtedness which is expressly permitted by
Section 4.01(e) or (f);

                     (i Liens securing Indebtedness permitted by Section 4.01(g); provided that such Liens consist exclusively of: (i) Liens securing the Relevant Facility, (ii) Liens pursuant to any Cash Collateral Agreement (and a Lien may be incurred on the collateral under the Cash Collateral Agreement in favor of the Public Debt secured by the Collateral Agreement), (iii) Liens on "Collateral" as defined in the Collateral Agreement, (iv) Liens on Conseco's interest in Tritel, Inc. in existence of the Effective Date securing $25,000,000 of notes payable to Ericsson, Inc., and (v) Liens on other assets that (1) are not subject to a Lien incurred pursuant to clause (i), (ii), (iii) or (iv) above and (2) are not described on Schedule 1.01B securing Indebtedness in an aggregate principal amount not to exceed (x) 25% of the Available Basket Amount at any time prior to the Near-Term Facilities Termination Date or (y) 50% of the Available Basket Amount at any time thereafter;

                     (j easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances incurred in the ordinary course of business and which do not materially interfere with the ordinary course of business of Conseco and its Subsidiaries;

                     (k Liens on property of Conseco and its Subsidiaries in favor of landlords securing licenses, subleases or leases of property permitted hereunder;

                     (l licenses, leases or subleases permitted hereunder granted to others not materially interfering in any material respect in the business of Conseco and its Subsidiaries;

                     (m attachment or judgment Liens not constituting an Event of Default under Section 5.01(i);

                     (n Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by Conseco and its Subsidiaries in the ordinary course of business; and

                     (o Liens in connection with a Permitted Tritel Hedge Transaction.

                     None of the Permitted Liens shall be permitted on the Reserve or any of the Reserve Amounts (as defined in the relevant agreement governing the Reserve).

                     IV.3 Disposition of Assets. Conseco shall not and shall not permit any of its Subsidiaries to, sell, assign, lease, transfer or otherwise Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable with or without recourse and Capital Stock of any Subsidiary whether newly issued or otherwise) or enter into any agreement to do any of the foregoing, except:

                     (a Dispositions of inventory or equipment (including, without limitation, repossessed and/or off lease property of Conseco Finance), all in the ordinary course of business consistent with past practices;

                     (b the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                     (c Dispositions of Investments by Insurance Subsidiaries (other than any of their respective Investments in Persons engaged in insurance lines of business) in the ordinary course of business consistent with past practices;

                     (d Dispositions of (i) in the case of any Conseco Finance Entity, loans, leases, receivables, installment contracts and other financial products originated, acquired, sold or securitized by such Conseco Finance Entity or (ii) interests in or components of Interest Only Securities;

                     (e intercompany Dispositions made between or among Conseco and its Subsidiaries (or Subsidiaries of Conseco with other Subsidiaries of Conseco or Conseco), in each case, in the ordinary course of business;

                     (f (i) any Disposition pursuant to a Reinsurance Agreement so long as such Disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice and
(ii) any other Disposition pursuant to a Reinsurance Agreement so long as (x) the proceeds therefrom are retained by an Insurance Subsidiary, (y) such proceeds are used for the general corporate purposes of the Insurance Subsidiaries (including for reinvestment within insurance lines of business similar to Conseco's insurance lines of business at the time of the relevant transaction) and (z) the aggregate statutory profit and/or gains on insurance policy sales or other portfolio transfers resulting from all Dispositions described in this clause (ii) consummated after August 25, 2000 shall not exceed $250,000,000;

                     (g obsolete or worn out property disposed of by Conseco or any of its Subsidiaries in the ordinary course of business and consistent with past practices of Conseco and its Subsidiaries;

                     (h transfers resulting from any casualty or condemnation of property or assets;

                     (i licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and consistent with the past practices of Conseco and its Subsidiaries and which do not materially interfere with the business of Conseco and its Subsidiaries;

                     (j any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business and consistent with the past practices of Conseco and its Subsidiaries;

                     (k the sale or discount of overdue accounts receivable arising in the ordinary course of business and consistent with the past practices of Conseco and its Subsidiaries, but only in connection with the compromise or collection thereof;

                     (l Dispositions permitted by Section 4.07(a);

                     (m Dispositions of Investments set forth on Schedule
4.03(m);

                     (n Dispositions not otherwise permitted hereunder, provided that, in the case of Dispositions constituting Asset Sales, (i) 75% of the consideration received in connection therewith shall consist of cash, Cash Equivalents and/or readily marketable securities that are immediately saleable and (ii) 100% of the Net Proceeds thereof shall consist of Available Net Proceeds and shall be applied as described in Article II; and

                     (o the exercise of the put rights set forth in the PRIDES Documents in connection with a remarketing thereunder in accordance with such documents and Section 3.11.

                     Notwithstanding anything to the contrary in this Section 4.03, no issuance or sale of Capital Stock of any Subsidiary of Conseco (other than any Insignificant Subsidiary) shall be permitted if, after giving effect thereto, Conseco owns, directly or indirectly, 50% or less (but greater than 0%) of the voting Capital Stock of such Subsidiary.

                     IV.4 Other Agreements. Conseco shall not, and shall not permit any of its Subsidiaries to, enter into any agreement (other than agreements with insurance regulators) containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith or (b) prohibits or restricts the ability of Conseco to amend or otherwise modify this Appendix or any other document executed in connection herewith.

                     IV.5 Transactions with Affiliates. Conseco shall not, and shall not suffer or permit any Significant Subsidiary to, enter into any material transaction with any Affiliate of Conseco (other than Conseco or a Ninety-Percent Owned Subsidiary), except upon fair and reasonable terms no less favorable to Conseco or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Conseco or such Subsidiary, and except for insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business and consistent with past practice.

                     IV.6 Change in Business. Conseco shall not, and shall not suffer or permit any Significant Subsidiary to, fundamentally change the type of business in which it is presently engaged as listed on Schedule 4.06.

                     IV.7 Fundamental Changes. Unless the Obligations shall be paid in full concurrently therewith, Conseco shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, other than any merger, consolidation or amalgamation (a) of any Subsidiary of Conseco into Conseco, (b) solely for the purpose of reincorporating Conseco in a different State of the United States or
(c) solely for the purpose of consummating an investment permitted by Section 4.09(b)(iii) or (iv).

                     IV.8 Restricted Payments. Conseco shall not declare or pay any dividend (other than dividends payable solely in common stock, or the same class of capital stock as to which the dividend is paid, of the Person making such dividend) on (or make any payment to a related trust for the purpose of paying a dividend), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Conseco (or any related trust), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Conseco (collectively, "Restricted Payments"), except that (a) Conseco may declare and pay dividends on its common stock so long as, at the time of declaration of the relevant dividend, Conseco has Investment Grade Ratings Status and the Near-Term Facilities Termination Date has occurred, (b) Conseco may declare and pay regularly scheduled dividends on its preferred stock (and permit any related trust to do the same) so long as, at the time of declaration of the relevant dividend, Conseco has Investment Grade Ratings Status and the Near-Term Facilities Termination Date has occurred, (c) Conseco may declare and pay regularly scheduled payments of interest and principal on its debentures underlying the Trust Preferred Securities and the FELINE PRIDES (and the related trusts may pay regularly scheduled dividends under such Trust Preferred Securities and such FELINE PRIDES) so long as (i) Conseco's Cash on Hand on average for the 90 days prior to the date of such declaration is equal to or greater than $100,000,000, (ii) Conseco's Cash on Hand on the date of such payment, after giving effect to the payment of said dividend on such date, is equal to or greater than $100,000,000 and (iii) no Event of Default shall have occurred and be continuing at the time of such payment, (d) Conseco may make cash payments in respect of fractional shares of its preferred stock in an aggregate amount not to exceed $10,000,000 and (e) Conseco may pay dividends to Bankers National Life Insurance Company in respect of its Preferred Series E Capital Stock in an amount not to exceed $36,000,000 per year.

                     IV.9 Investments. (a) Conseco and its Subsidiaries (other than Conseco Finance and its Subsidiaries) shall not, directly or indirectly, make any Investment in Conseco Finance or any of its Subsidiaries after the Effective Date, except (i) intercompany Investments in the ordinary course of business in an aggregate amount not to exceed $250,000,000 at any time outstanding of which (x) $50,000,000 may be made on a permanent basis, (y) $100,000,000 may be made so long as each such Investment pursuant to this clause
(y) is repaid within three months of the date of Investment and within each three month period there shall be a three Business Day period during which no Investment pursuant to clause (y) of this clause (i) shall be outstanding, and
(z) $100,000,000 may be made so long as each such Investment pursuant to this clause (z) is repaid within six months of the date of Investment and within each six month period there shall be a three Business Day period during which no Investment pursuant to clause (z) of this clause (i) shall be outstanding, and
(ii) additional Investments made at any time after the Near-Term Facilities Termination Date in an aggregate amount not to exceed $150,000,000 at any time outstanding.

                     (b) Conseco and CIHC shall not, directly or indirectly, make any Investment in any Person (other than a Subsidiary of Conseco to support its operations in the ordinary course of business) except: (i) Investments made with common stock issued by Conseco, (ii) Investments agreed to but not made prior to the date hereof and set forth on Schedule 4.09(b), (iii) Investments not otherwise permitted hereby in an aggregate amount expended not to exceed $25,000,000 in any Fiscal Year, (iv) Investments made in connection with a sale of assets permitted by Section 4.03 to the extent of the non-cash consideration received by Conseco or a Subsidiary, (v) as permitted by Section 4.09(a) and
(vi) Conseco may repurchase its 6.4% Mandatory Par Put Remarketed Securities due June 15, 2011 if required to do so pursuant to the terms and conditions thereof, which repurchase (if so required) shall be conducted in accordance with the terms and conditions of such instruments. It is understood that Investments of the type described in Section 4.09(a) may not be made pursuant to clauses (i) through (iii) of this paragraph (b).

                     IV.10 Optional Payments; Modifications of Certain Agreements; Synthetic Purchase Agreements. (a) Conseco shall not, and shall not permit any of its Subsidiaries (other than Conseco Finance or any of its Subsidiaries) to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to Indebtedness (other than the Reserve), other than (i) prepayments of Indebtedness of a Subsidiary of Conseco owed to Conseco or another Subsidiary of Conseco or of Conseco owed to a Subsidiary of Conseco, in each case to the extent prepaid or repaid in the ordinary course of business, which Indebtedness is (A) not related to the Trust Preferred Securities and (B) not a prepayment of loans referred to in clause (f) of the definition of "Conseco Available Cash Flow" unless, in the case of this clause (B), at the time of, and after giving pro forma effect to, such prepayment, Conseco is in compliance with Section 4.14, (ii) prepayments of the 2000 Public Debt, (iii) prepayments of the 2001 Public Debt so long as on the date of such prepayment (or, if earlier, the date on which Conseco enters into an obligation to make such prepayment), Conseco has A.M. Best A- Status, (iv) prepayments of the Longer-Term Public Debt made after the Near-Term Facilities Termination Date so long as the scheduled maturity of the Public Debt being prepaid is earlier than the earliest scheduled maturity then in effect with respect to the remaining Facilities, (v) prepayments of Capital Lease Liabilities in connection with the Disposition of the related asset or property and (vi) prepayments not otherwise permitted by the foregoing clauses so long as the aggregate amount expended in connection therewith does not exceed $25,000,000.

                     (b) Conseco shall not, and shall not permit any of its Subsidiaries (other than Conseco Finance or any of its Subsidiaries) to amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the material terms of any subordinated Indebtedness of Conseco or any of its Subsidiaries (other than Conseco Finance or any of its Subsidiaries) the aggregate principal amount of which exceeds $10,000,000 (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee that is not customary under the circumstances).

                     (c) Conseco shall not, and shall not permit any of its Subsidiaries (other than Conseco Finance or any of its Subsidiaries) to amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the material terms of any preferred stock issued by Conseco or any of its Subsidiaries or any related trust (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee that is not customary under the circumstances).

                     (d) Conseco shall not, and shall not permit any of its Subsidiaries to enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

                     IV.11 Negative Pledge on Tritel and Argosy Riverboat. Conseco shall not, and shall not permit any of its Subsidiaries to, pledge or create any security interest or Lien upon (a) any of the Capital Stock of Tritel, Inc. (or any successor thereto) directly or indirectly owned by it (other than (i) any such Lien described in Section 4.02(i)(iv) and (ii) Liens securing obligations under hedging transactions relating to the value of such Capital Stock with counterparties having a senior unsecured non-credit enhanced long-term debt rating of at least A2 from Moody's and A from S&P (a "Permitted Tritel Hedge Transaction")) or (b) the Capital Stock or assets of Conseco Entertainment Inc. or CNC Entertainment LLC.

                     IV.12 Reserve Account. Conseco shall not permit the amounts in the Reserve (a) to be invested in anything other than Cash Equivalents or (b) to be used for any purpose other than to prepay or repay the 2000 Public Debt, the 2001 Public Debt or Exposure under the Facilities, except that, with the prior written consent of each of the Agents, Conseco may use up to 20% of the amounts in the Reserve at any time (but in an aggregate amount not to exceed $160,000,000) for other general corporate purposes permitted by the Loan Documents, including this Appendix.

                     IV.13 Debt to Capitalization Ratio. Conseco shall not permit the Debt to Total Capitalization Ratio as of the end of each Fiscal Quarter set forth below to be greater than the ratio set forth below for such date:

   ---------------------------------------------------------- ---------------
   Fiscal Quarter Ending                                      Ratio
   ---------------------------------------------------------- ---------------
   December 31, 2000                                          0.450:1.0
   ---------------------------------------------------------- ---------------
   March 31, 2001                                             0.435:1.0
   ---------------------------------------------------------- ---------------
   June 30, 2001                                              0.425:1.0
   ---------------------------------------------------------- ---------------
   September 30, 2001                                         0.425:1.0
   ---------------------------------------------------------- ---------------
   December 31, 2001                                          0.400:1.0
   ---------------------------------------------------------- ---------------
   March 31, 2002                                             0.400:1.0
   ---------------------------------------------------------- ---------------
   June 30, 2002                                              0.400:1.0
   ---------------------------------------------------------- ---------------
   September 30, 2002                                         0.375:1.0
   ---------------------------------------------------------- ---------------
   December 31, 2002                                          0.375:1.0
   ---------------------------------------------------------- ---------------
   March 31, 2003                                             0.350:1.0
   ---------------------------------------------------------- ---------------
   June 30, 2003                                              0.350:1.0
   ---------------------------------------------------------- ---------------
   September 30, 2003                                         0.350:1.0
   ---------------------------------------------------------- ---------------
   December 31, 2003                                          0.350:1.0
   ---------------------------------------------------------- ---------------
   March 31, 2004                                             0.300:1.0
   ---------------------------------------------------------- ---------------
   June 30, 2004                                              0.300:1.0
   ---------------------------------------------------------- ---------------
   September 30, 2004                                         0.300:1.0
   ---------------------------------------------------------- ---------------
   December 31, 2004 and thereafter                           0.300:1.0
   ---------------------------------------------------------- ---------------

For each $2,830,000 by which the aggregate amount of the FY 2000 Adjustments is less than $500,000,000, each ratio set forth above for periods ending on or prior to September 30, 2001 shall be reduced by 0.01%.

                     IV.14 Interest Coverage Ratio. Conseco shall not permit the Interest Coverage Ratio as of the end of each Fiscal Quarter set forth below for the four Fiscal Quarters then ended (or, if less, the number of full Fiscal Quarters commencing after the Effective Date) to be less than the ratio set forth below for such date:

   ---------------------------------------------------------- ----------------
   Fiscal Quarter Ending                                      Ratio
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2000                                          1.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   March 31, 2001                                             1.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   June 30, 2001                                              1.10:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   September 30, 2001                                         1.10:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2001                                          1.20:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   March 31, 2002                                             1.25:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   June 30, 2002                                              1.30:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   September 30, 2002                                         1.40:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2002                                          1.40:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   March 31, 2003                                             1.60:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   June 30, 2003                                              1.75:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   September 30, 2003                                         1.90:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2003                                          2.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   March 31, 2004                                             2.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   June 30, 2004                                              2.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   September 30, 2004                                         2.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2004 and thereafter                           2.00:1.0
   ---------------------------------------------------------- ----------------

                     IV.15 Conseco Adjusted Earnings. Conseco shall not permit the Conseco Adjusted Earnings for any period of four Fiscal Quarters (or, in the case of the tests as at March 31, 2001, June 30, 2001 and September 30, 2001, two Fiscal Quarters, two Fiscal Quarters and three Fiscal Quarters, respectively) ended on any date set forth below to be less than the amount set forth below for such date:

 ---------------------------------------------------------- -------------------
 Fiscal Quarter Ending                                      Amount
 ---------------------------------------------------------- -------------------
 March 31, 2001                                             $650,000,000
 ---------------------------------------------------------- -------------------
 June 30, 2001                                              $750,000,000
 ---------------------------------------------------------- -------------------

 ---------------------------------------------------------- -------------------
 September 30, 2001                                         $1,150,000,000
 ---------------------------------------------------------- -------------------
 December 31, 2001                                          $1,600,000,000
 ---------------------------------------------------------- -------------------
 March 31, 2002                                             $1,600,000,000
 ---------------------------------------------------------- -------------------
 June 30, 2002                                              $1,650,000,000
 ---------------------------------------------------------- -------------------
 September 30, 2002                                         $1,700,000,000
 ---------------------------------------------------------- -------------------
 December 31, 2002                                          $1,750,000,000
 ---------------------------------------------------------- -------------------
 March 31, 2003                                             $1,800,000,000
 ---------------------------------------------------------- -------------------
 June 30, 2003                                              $1,850,000,000
 ---------------------------------------------------------- -------------------
 September 30, 2003                                         $1,925,000,000
 ---------------------------------------------------------- -------------------
 December 31, 2003                                          $2,000,000,000
 ---------------------------------------------------------- -------------------
 March 31, 2004                                             $2,025,000,000
 ---------------------------------------------------------- -------------------
 June 30, 2004                                              $2,075,000,000
 ---------------------------------------------------------- -------------------
 September 30, 2004                                         $2,125,000,000
 ---------------------------------------------------------- -------------------
 December 31, 2004 and thereafter                           $2,175,000,000
 ---------------------------------------------------------- -------------------

                     IV.16 Conseco Finance Tangible Net Worth. Conseco shall not permit Conseco Finance Tangible Net Worth as at the end of any Fiscal Quarter ending during any Fiscal Year set forth below (commencing with the Fiscal Quarter ending December 31, 2000) to be less than the relevant amount set forth below:

   ---------------------------------------------------------- -----------------
   Fiscal Quarter Ending During                               Amount
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2000                       $950,000,000
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2001                       $1,200,000,000
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2002                       $1,400,000,000
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2003                       $1,650,000,000
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2004 and thereafter        $2,000,000,000
   ---------------------------------------------------------- -----------------

                     IV.17 Risk-Based Capital Ratio. Conseco shall not permit the Risk-Based Capital Ratio as at the end of any Fiscal Quarter to be less than 200%.

                                    ARTICLE V

                                EVENTS OF DEFAULT

                     V.1 Events of Default. Each of the following shall constitute an "Event of Default":

                     (a Non Payment. Conseco fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                     (b Representation or Warranty. Any representation or warranty by Conseco or any of its Subsidiaries made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by Conseco, any Subsidiary or any Responsible Officer, furnished at any time in connection with this Appendix or in connection with any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                     (c Specific Defaults. Conseco fails to perform or observe any term, covenant or agreement contained in any of Section 3.03(a), 4.01, 4.02, 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 or
4.17; or

                     (d Other Defaults. Conseco or any of its Subsidiaries fails to perform or observe any other term or covenant contained in this Appendix or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to Conseco by the Relevant Agent or any Relevant Bank; or

                     (e Cross-Default. (i) Conseco or any Significant Subsidiary
(A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) or any similar financing arrangement related to the Lehman Agreement, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist (other than an alleged breach which Conseco or such Significant Subsidiary is contesting in good faith and which does not relate to a payment default or a breach of a financial covenant), under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness or any similar financing arrangement related to the Lehman Agreement (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of any such Indebtedness consisting of Contingent Obligations, to become payable or cash collateral in respect thereof to be demanded or, in the case of any similar financing arrangement related to the Lehman Agreement, otherwise permit Lehman or an Affiliate thereof to terminate its obligations or commitments thereunder; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which Conseco or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which Conseco or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Conseco or such Subsidiary as a result thereof is greater than $50,000,000; or

                     (f Insolvency; Voluntary Proceedings. Conseco or any Significant Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                     (g Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Conseco or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Conseco's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Conseco, any Significant Subsidiary or any Material Insurance Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) Conseco, any Significant Subsidiary or any Material Insurance Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or (iv) any Material Insurance Subsidiary shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or

                     (h Pension Plans and Welfare Plans. With respect to any Single Employer Pension Plan as to which Conseco or any other ERISA Affiliate may have any liability, there shall exist a deficiency of more than $20,000,000 as to any ERISA Affiliate (other than Conseco) or $65,000,000 as to Conseco in the Pension Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Pension Plan, and steps are undertaken to terminate such plan or such Pension Plan is terminated or Conseco or any other ERISA Affiliate withdraws from or institutes steps to withdraw from such Pension Plan, or Conseco has knowledge that steps have been taken to terminate any Multiemployer Plan and such termination may result in liability to any ERISA Affiliate (other than Conseco) in excess of $20,000,000 or $65,000,000 as to Conseco or any Reportable Event with respect to such Pension Plan has occurred which could result in the incurrence of liability by any ERISA Affiliate (other than Conseco) in excess of $20,000,000 or $65,000,000 as to Conseco or steps are taken to terminate any Multiemployer Plan and such termination may result in any liability of any ERISA Affiliate (other than Conseco) in excess of $20,000,000 or $65,000,000 as to Conseco shall occur; or

                     (i Material Judgments. One or more judgments or decrees shall be entered against Conseco or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof ; or

                     (j Material Regulatory Matters. (i) If an Insurance Subsidiary shall not make a scheduled payment of interest or principal on any surplus note or similar form of subordinated indebtedness (due to actions of any Governmental Authority or otherwise), (ii) if at any time an Insurance Subsidiary's ability to pay fees to its Affiliates under existing agreements (or extensions of existing agreements) shall be restricted due to actions of any Governmental Authority or otherwise or (iii) if in any Fiscal Year, an Insurance Subsidiary's ability to pay dividends to its stockholders is restricted in any manner (due to actions of any Governmental Authority or otherwise), other than by restrictions under the insurance law of the Insurance Subsidiary's state of domicile that apply generally to other insurance companies domiciled in the state, and, in the case of clauses (i) through (iii) above, such event or condition (x) was not in effect as of the date hereof and (y) such event or condition, together with all other such events or conditions, could reasonably be expected to have a Material Adverse Effect; or

                     (k Change of Control. There occurs any Change of Control;
or

                     (l A.M. Best A- Status. Conseco shall not have obtained A.M. Best A- Status prior to March 31, 2001; or

                     (m CIHC Guarantee. The guarantee contained in the Relevant CIHC Guaranty shall cease, for any reason, to be in full force and effect (other than in accordance with the definition thereof or if released by the Relevant Agent at the direction of each of the Relevant Banks) or Conseco or any Subsidiary of Conseco shall so assert; or

                     (n Subordination to CIHC Obligations. Any "Subordinated Debt" under and as defined in the Relevant CIHC Guaranty shall cease, for any reason, to be validly subordinated to the obligations of CIHC under the Relevant CIHC Guaranty as provided in the relevant provisions of the Relevant CIHC Guaranty, or Conseco or any Subsidiary of Conseco shall so assert; or

                     (o Subordination to Obligations. Any Subordinated Obligations or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of Conseco under the Relevant Conseco Guaranty, as the case may be, as provided in the documents governing such Subordinated Obligations, or Conseco or any Subsidiary of Conseco or any trustee or material holders of such Subordinated Obligations shall so assert.